UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K/A
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
December 22, 2008
Date of report
(Date of earliest event reported)
UNITED FUEL & ENERGY CORPORATION
(Exact Name of Registrant as Specified in Its Charter)
Nevada
(State or Other Jurisdiction of Incorporation)

000-32473 (Commission File Number)	91-2037688 (IRS Employer Identification No.)

1800 W. Katella Ave., Suite 102
Orange, CA	92867
(Address of Principal Executive Offices)	(Zip Code)
(714) 923-3025
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item	5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)	On December 15, 2008, we filed a Current Report on Form 8-K disclosing, among other things, that Joseph M. Juliano had been promoted to the office of President and Chief Operating Officer. However, in the first sentence of the fourth paragraph under Item 5.02(c) of the December 15, 2008 Form 8-K, we erroneously stated that Mr. Juliano’s employment agreement had been amended and restated to add his new title as “President and Chief Executive Officer.” We also erroneously stated Mr. Juliano’s age as 32. Mr. Juliano is 31. We are hereby amending the previously filed Form 8-K to correct the reference to Mr. Juliano’s age to 31 and to clarify that Mr. Juliano’s employment agreement has been amended and restated to add his new title as “President and Chief Operating Officer.” As we previously stated, Frank P. Greinke will continue to serve as our Chairman of the Board and Chief Executive Officer.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED FUEL & ENERGY CORPORATION
Date: December 22, 2008	By:	/s/ William C. Bousema
William C. Bousema
Executive Vice President, Chief Financial Officer and Secretary